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                                                                     Exhibit 1.3

                               ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is entered into as of the _____ day of _____________, 1998, by and among Rushmore Financial Group, Inc., a Texas corporation (the "Issuer"), First Southwest Company, a Texas corporation, as representative (the "Representative") of the underwriters (the "Underwriters"), and Bank One, Texas, NA ("Escrow Agent").

                                R E C I T A L S:

     A. The Underwriters propose to offer and sell on behalf of the Issuer a minimum of 750,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), aggregating $4,125,000, and a maximum of 1,250,000 shares of Common Stock, aggregating $6,875,000, each share of Common Stock being offered at a price of $______ per share, payable at the time of subscribing for a share of Common Stock. The shares of Common Stock being offered by the Company are referred to herein as the "Shares."

     B. The Underwriters intend to sell the Shares on a best-efforts "minimum or none" basis in a public offering (the "Offering") by delivering to each subscriber a Prospectus (the "Prospectus") describing the Offering.

     C. The Issuer and the Underwriters desire to establish an escrow account in which funds received from subscribers for the Shares would be deposited pending completion of the Escrow Period (as defined below). Bank One, Texas, NA agrees to serve as the Escrow Agent in accordance with the terms and conditions set forth herein.

     D. As used herein, the term "Selected Dealer" shall include the Underwriters and other Selected Dealers as part of its selling group. All Selected Dealers shall be bound by this Agreement.

     E. The Shares shall be offered to the general public pursuant to the Registration Statement filed under Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, as amended, and pursuant to various state securities laws. The Prospectus constitutes part of the Registration Statement.

                                   AGREEMENT:

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. The Issuer and the Representative hereby appoint Bank One, Texas, NA as the Escrow Agent and the Escrow Agent shall establish an escrow account (the "Escrow Account") on its books styled "Rushmore Financial Group, Inc. - Escrow Account." Commencing upon the execution of this Agreement, The Escrow Agent shall act as Escrow Agent and hereby agrees to receive and disburse the proceeds from the Offering of the Shares in accordance with the terms hereof. The Issuer and the Representative agree to notify the Escrow Agent promptly of the Closing of the Offering and the sale of the Shares.
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     2.  The Underwriters and the Selected Dealers shall cause all checks received from subscribers for Shares to be promptly deposited into the Escrow Account. The Underwriters and the Selected Dealers shall deliver to the Escrow Agent checks of the subscribers made payable to the order of the Rushmore Financial Group, Inc. - Escrow Account. Any checks that are received by The Escrow Agent that are not made payable to the Rushmore Financial Group, Inc. - Escrow Account shall be returned to the Representative. The Underwriters and the Selected Dealers shall furnish to the Escrow Agent at the time of each deposit of the above-mentioned funds a list containing the name of each subscriber, the subscriber's address, the number of Shares purchased, the subscriber's tax identification number and the amount of the check being delivered to the Escrow Agent. Prior to the receipt of the Minimum (as defined below), each of the Issuer and the Representative is aware and understands that, except as otherwise provided by this Agreement, it is not entitled to any proceeds from subscriptions deposited into the Escrow Account and no amounts deposited in the Escrow Account during the Escrow Period shall become the property of the Issuer, the Representative or any other entity, or be subject to the Debts of the Issuer, the Representative or any other entity.

     3. The Escrow Period shall commence on the date hereof and shall terminate ten (10) business days following the earlier to occur of the following dates:

     (a) The date upon which the Escrow Agent confirms upon written request of the Issuer that it has received into the Escrow Account and collected gross subscription proceeds from the sale of seven hundred fifty thousand (750,000) Shares aggregating 4,125,000 in deposited funds (the "Minimum"); or

     (b) The "Cessation Date," which for the purposes of this Agreement shall be 45 days after the effective date of the Prospectus, unless (i) the Issuer and the Representative elect to continue to offer the Shares for sale for 15 days thereafter, as permitted by the Prospectus, and (ii) the Issuer and the Representative notify the Escrow Agent in writing no later than _____________, of such extension specifying the extended Cessation Date; or

     (c) The date upon which a determination is made by the Issuer and the Representative to terminate the Offering prior to the sale of the Minimum, as communicated to The Escrow Agent in writing.

         Notwithstanding anything to the contrary contained herein, the Cessation Date is intended to signify the date of the cessation of the Offering as provided in the Memorandum, and not the termination of the Escrow Period of this Agreement, and upon the occurrence of any of the events described in (a), (b) or (c) above, the Escrow Period shall continue for such ten (10) business-day period solely for the limited purposes of collecting subscribers' checks that have been deposited prior to such event and disbursing funds from the Escrow Account as provided herein. The Escrow Agent will not accept deposits of subscribers' checks after notice that any of the events described in subparagraphs (a), (b) and (c) has occurred.

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     4.   The Escrow Agent will deposit the subscribers' checks for collection and credit the proceeds to the Escrow Account to be held by it under the terms of this Agreement. The Escrow Agent shall hold the subscription proceeds in trust as the Escrow Agent only and shall not claim or be entitled to ownership of such funds. Notwithstanding anything to the contrary contained herein, the Escrow Agent is under no duty or responsibility to enforce collection of any checks delivered to the Escrow Agent hereunder. The Escrow Agent shall forward each check for collection and deposit the proceeds in the Escrow Account. The Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid. Additionally, to insure that such funds have cleared normal banking channels for collection, the Escrow Agent is authorized to hold for ten (10) business days funds to be released. The Issuer shall immediately reimburse the Escrow Agent any monies paid to it if thereafter the subscriber's check is returned unpaid. Any item returned unpaid to the Escrow Agent on its first presentation for payment shall be returned to Representative and need not be again presented by the Escrow Agent for collection. The Issuer agrees to reimburse the Escrow Agent for the cost incurred with any returned check. The Escrow Agent shall not be required to invest any funds deposited in the Escrow Account and shall in no event be liable for any investment loss. If subscription funds are invested, such investments shall only be made in investments permissible under SEC Rule 15c2-4. For purposes of this Agreement, the term "collected funds" or the term "collected" when referring to the proceeds of subscribers' checks shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash. The Escrow Agent shall maintain records of all subscription funds received and deposited into the Escrow Account. The records shall separately identify the name and mailing address of each subscriber, the number of shares subscribed for, the date on which the subscription funds were received by the Escrow Agent and the date on which the proceeds of the subscription funds were collected by the Escrow Agent.

     5. If prior to the Cessation Date, subscriber's checks in an amount of at least the Minimum have been deposited in the Escrow Account, upon request from the Issuer and the Representative, the Escrow Agent will confirm the amounts collected by it from subscriber's checks. If such amount is at least equal to the Minimum, the Issuer and the Representative may send the Escrow Agent a written notice providing a list of all accepted subscribers, specifying the total amount of their subscription to be remitted to the Issuer, and containing a request to terminate the Escrow Period and remit such amount, less any fees or other amounts then owing from the Issuer to the Escrow Agent hereunder, to the Issuer as promptly as possible, but in no event later than ten (10) business days after such termination, by issuing its bank check payable to the Issuer or by depositing such amount directly into the account of the Issuer maintained with Bank One, Texas, NA, as designated in writing by the Issuer to the Escrow Agent. The Escrow Period shall not terminate upon receipt by the Escrow Agent of such notice, but shall continue for such (10) business-day period solely for the limited purposes of collecting subscribers' checks that have been deposited prior to the Escrow Agent's receipt of such notice and disbursing funds from the Escrow Account as provided herein. Escrow Agent will not accept deposits of subscriber's checks after receipt of such notice.

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     If, on the Cessation Date, the Minimum Amount has not been deposited with the Escrow Agent and collected, or if the Issuer and the Representative notify the Escrow Agent in writing that the Issuer and the Representative elect to terminate the Offering as provided in paragraph 3(c) above, the Escrow Agent shall then issue and mail its bank checks to the subscribers in the amount of the subscribers' respective checks, without deduction, penalty or expense to the subscriber, and shall, for this purpose, be authorized to rely upon the names and addresses of subscribers furnished it as contemplated above. Each subscriber shall be paid interest, if any, with respect to such deposited funds. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Issuer and any of its creditors. For each subscription for which the Escrow Agent has not collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check to such subscriber in the amount of the collected funds from such subscriber's check after the Escrow Agent has collected such funds. If Escrow Agent has not yet submitted such subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to such subscriber.

     At such time as Escrow Agent shall have made the payments and remittances provided in the Agreement, the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

     6. As consideration for its agreement to act as Escrow Agent as herein described, the Issuer agrees to pay the Escrow Agent an administration fee of __________ upon execution of this Agreement, plus the fees described on the attached fee schedule. Further, the Issuer agrees to pay all disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder, including reasonable fees, expenses and disbursements of its counsel, all in accordance with the attached fee schedule or the other provisions of this Agreement. No such fees or reimbursements shall be paid out of or chargeable to the funds on deposit in the Escrow Account until such time as the Minimum has been collected.

     If the Issuer rejects any subscription for which Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber in the amount of the subscriber's check. If the Issuer rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the collected funds from the subscriber's check to the rejected subscriber after the Escrow has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

     7. This Agreement shall automatically terminate upon the earlier of (i) twenty (20) days after the Cessation Date or (ii) twenty (20) days after the date upon which the Escrow Agent has delivered the final portion of Escrow Account funds pursuant to the terms of this Agreement.

     8.   The Escrow Agent reserves the right to resign hereunder, upon thirty
(30) days prior written notice to the Issuer. In the event of said resignation, and prior to the effective date thereof,

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the Issuer and the Representative, by written notice to the Escrow Agent, shall designate a successor escrow agent to assume the responsibilities of the Escrow Agent under this Agreement, and the Escrow Agent immediately shall deliver any undisbursed Escrow Account funds to such successor escrow agent. If the Issuer and the Representative shall fail to designate such a successor escrow agent within such time period, the Escrow Agent may deliver any undisbursed funds into the registry of any court having jurisdiction.

     9. The parties hereto agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

     a. The Escrow Agent shall have no obligation to invest the Escrow Account.

     b. The Escrow Agent shall have no responsibility except for the safekeeping and delivery of the amounts deposited in the Escrow Account in accordance with this Agreement. The Escrow Agent shall not be liable for any act done or omitted to be done under this Agreement or in connection with the amounts deposited in the Escrow Account, except as a result of the escrow Agent's gross negligence, willful misconduct or fraud. The Escrow Agent is not a party to nor is it bound by, nor need it give consideration to the terms of provisions of, even though it may have knowledge of, (i) any agreement or undertaking by, between or among the Issuer and any other party, except this Agreement, (ii) any agreement or undertaking that may be evidenced by this Agreement, (iii) any other agreements that may now or in the future be deposited with the Escrow Agent in connection with this Agreement. The Escrow Agent is not a party to, is not responsible for, and makes no representation with respect to the offer, sale or distribution of the Shares including, but not limited to, matters set forth in any offering documents prepared and distributed in connection with the offer, sale and distribution of the Shares. The Issuer covenants that it will not commence any action against the Escrow Agent at law, in equity, or otherwise as a result of any action against the Escrow Agent at law, in equity, or otherwise as a result of any action taken or thing done by the Escrow Agent pursuant to this Agreement, or for any disbursement made as authorized herein upon failure of the Issuer to give the notice within the times herein prescribed. The Escrow Agent has no duty to determine or inquire into any happening or occurrence of or of any performance or failure of performance of the Issuer or of any other party with respect to agreements or arrangements with any other party. If any question, dispute or disagreement arises among the parties hereto and/or any other party with respect to the funds deposited in the Escrow Account or the proper interpretation of this Agreement, the Escrow Agent shall not be required to act and shall not be held liable for refusal to act until the question or dispute is settled, and the Escrow Agent has the absolute right at its discretion to do either or both of the following:

        (i) withhold and/or stop all further performance under this Agreement until the Escrow Agent is satisfied, by receipt of a written document in form and

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              substance satisfactory to the Escrow Agent and executed and binding upon all interested parties hereto (who may include the subscribers), that the question, dispute or disagreement had been resolved; or

        (ii) file a suite in interpleader and obtain by final judgment, rendered by a court of competent jurisdiction, an order binding all parties interested in the matter. In any such suit, or should the Escrow Agent become involved in litigation in any manner whatsoever on account of this Agreement or the Escrow Account, the Escrow Agent shall be entitled to recover from the Issuer its attorneys' fees and costs.

        The Escrow Agent shall never be required to post a bond in connection with any services hereunder. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for and shall not be liable for any action taken or suffered by it hereunder in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of such counsel (who shall not be counsel for the Issuer).

     c. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties and to take statements made therein as authorized and correct without any affirmative duty of investigation.

     d. The Issuer hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or expense (including, without limitation, all legal expenses incurred in enforcing any of the provisions of this Agreement or otherwise in connection herewith) incurred without gross negligence, willful misconduct or fraud on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability hereunder or arising out of or in connection with the sale of the Shares. This covenant shall survive the termination of this Agreement.

     e. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, recision or supersession of this Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

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    10. Notices required to be sent hereunder shall be delivered by hand, sent by an express mail service or sent via United States mail, postage prepaid, certified, return receipt requested, to the following address:

    If to the Issuer:           Rushmore Financial Group, Inc.
                                Attn:  Ms. Chris Miller
                                13355 Noel Road, Suite 650
                                Dallas, Texas  75240

    If to the Representative:   First Southwest Company
                                Attn:  Mr. Michael Nguyen
                                1700 Pacific Avenue, Suite 500
                                Dallas, Texas  75201

    If to Escrow Agent:         Bank One, Texas, NA
                                Corporate Trust Department
                                8111 Preston Road, 2nd Floor
                                Dallas, Texas  75225

    No notice to the Escrow Agent shall be deemed to be delivered until actually received by the Escrow Agent. From time to time any party hereto may designate an address other than the address listed above by giving the other parties hereto not less than five (5) days advance notice of such change in address in accordance with the provisions hereof.

    11. Each of the parties hereto agrees that the Securities Administrator of the North American Securities Administrators Association, Inc. (the "Administrator") shall have the right to inspect and make copies of the records of the Escrow Agent relating to the Escrow Account at the offices of the Escrow Agent upon reasonable advance written notice.

    12. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in Texas.

    EXECUTED on the date first written above.

                                    ISSUER:



                                    By:
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                                          Title:
                                                --------------------------------

                              REPRESENTATIVE:



                                    By:
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                                          Title:
                                                --------------------------------

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                              ESCROW AGENT:



                                    By:
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                                          Title:
                                                --------------------------------

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